As filed with the Securities and Exchange Commission on December 23, 1997
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


  Incorporated          THE STANDARD REGISTER COMPANY          I.R.S. Employer
Under the Laws                600 ALBANY STREET               Identification No.
      of Ohio                DAYTON, OHIO 45401                   31-0455440
                              (513) 443-1000


                           Deferred Compensation Plan
                     Management Incentive Compensation Plan


                              Gary P. Kreider, Esq.
                           Keating, Muething & Klekamp
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
                         (Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                     Proposed       Proposed
                                      Maximum        Maximum
  Title of            Amount          Offering       Aggregate        Amount of
Securities To         To Be            Price        Offering       Registration
Be Registered     Registered(1)     Per Unit(2)     Price(2)          Fee(3)
--------------------------------------------------------------------------------

Deferred
Compensation
Obligations          $1,500,000          $1          $1,500,000

Common Stock,
par value
$1.00 per share      15,000 Shares     $34.9375      $524,062.50        $687

--------------------------------------------------------------------------------

(1) This Registration Statement is filed for up to $1,500.000 in cash Deferred Compensation Obligations issuable pursuant to The Standard Register Company Deferred Compensation Plan and 15,000 shares of the common stock, $1.00 par value per share, of The Standard Register Company issuable in connection with its Management Incentive Compensation Plan.

(2)  Estimated solely for purposes of calculating registration fee.

(3)  Registration fee has been calculated pursuant to Rule 457(h).



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by The Standard Register Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996;

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1997, June 29, 1997 and September 28, 1997; and

     3. The description of the Common Stock contained on the Company's Form 8-A Registration Statement under the Securities Exchange Act of 1934 effective May 13, 1996.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES

     This Registration Statement registers up to $1,500,000 in Deferred Compensation Obligations issuable pursuant to The Standard Register Company Deferred Compensation Plan and 15,000 shares of the common stock of The Standard Register Company issuable in connection with its Management Incentive Compensation Plan. The common stock issuable under the Management Incentive Compensation Plan is described in documents incorporated by reference in this Registration Statement as set forth above.

     Under the Deferred Compensation Plan, the Company will provide eligible employees the opportunity to defer a specified percentage of their compensation.

     The obligation of the Company ultimately to pay such deferred amounts in accordance with the Deferred Compensation Plan (the "Deferred Obligations") will be unsecured general obligations of the Company and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.



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                                      - 3 -


     The amount of compensation to be deferred by each participating employee will be determined in accordance with the Deferred Compensation Plan based on elections by the employee. Each distribution under the Deferred Compensation Plan will be made on a date selected by the employee participant in accordance with the terms of the Deferred Compensation Plan.

     Participants' accounts will be adjusted for earnings determined by deemed investment vehicles elected by participants. The the Board of Directors of the Company may amend the possible deemed investment vehicles from time to time in its sole discretion. Such obligations will be denominated and be payable in United States dollars.

     Any employee participant's right or the right of any other person to the Deferred Obligations cannot be transferred, pledged, or encumbered except by a written designation of a beneficiary under the Deferred Compensation Plan.

     The Deferred Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by the participating employees, at the option of the Company or through operation of a mandatory or optional sinking fund of analogous provision. However, the Company reserves the right to amend or terminate the Deferred Compensation Plan at any time, except that no such amendment or termination shall reduce retroactively the right of an employee participant to the balance of his or her deferred account as of the date of such amendment or termination.

     The Deferred Obligations are not convertible into another security of the Company. The Deferred Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Deferred Obligations and each employee participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Deferred Obligations, enforcing covenants and taking action upon a default.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect



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to criminal actions, in which the person had no reasonable cause to believe that the person's conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that, unless otherwise determined by the court, no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim or issue, or who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of
competent  jurisdiction,   the  majority  vote  of  a  quorum  of  disinterested
directors, the written opinion of independent counsel or by the shareholders.

     The Registrant's Code of Regulations provides that the Registrant shall indemnify such persons to the fullest extent permitted by law.

     The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8. EXHIBITS

     4.1 Management Incentive Compensation Plan (incorporated by reference to the Company's Proxy Statement dated March 21, 1997)

     4.2  Form of Deferred Compensation Plan

     5    Opinion of Counsel.

     23.1 Consent of Counsel (contained on Exhibit 5).

     23.2 Consent of Battelle & Battelle PLL.

     24   Power of Attorney (contained on the signature page).


ITEM 9.  UNDERTAKINGS

     9.1 The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



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                                      - 5 -


          1. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          2. to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          3. to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-ef9fective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3  The   undersigned   Registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities



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being registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dayton, Ohio, on December 23, 1997.

                                             THE STANDARD REGISTER COMPANY



                                             BY:   Peter S. Redding
                                                --------------------------------
                                                Peter S. Redding
                                                President, Chief Executive
                                                  Officer and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Paul H. Granzow, Peter S. Redding or Craig
J. Brown as their attorney-in-fact to sign all amendments, including post-effective amendments, to this Registration Statement.


              Signature              Capacity                       Date
              ---------              --------                       ----


* Peter S. Redding
------------------------        President, Chief               December 23, 1997
Peter S. Redding                Executive Officer
                                and Director
                                (Principal
                                Executive Officer)


* Craig J. Brown
------------------------        Senior Vice President -        December 23, 1997
Craig J. Brown                  Administration,
                                Treasurer and Chief
                                Financial Officer
                                (Principal Financial
                                Officer and Principal
                                Accounting Officer)



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              Signature              Capacity                       Date
              ---------              --------                       ----


*Paul H. Granzow
------------------------        Chairman of the                December 23, 1997
Paul H. Granzow                 Board of Directors


*Roy W. Begley , Jr.
------------------------        Director                       December 23, 1997
Roy W. Begley, Jr.


*F. David Clarke, III
------------------------        Director                       December 23, 1997
F. David Clarke, III


*
------------------------        Director                       December __, 1997
Graeme G. Keeping


*
------------------------        Director                       December __, 1997
Dennis L. Rediker


*
------------------------        Director                       December __, 1997
Ann Scavullo


* John J. Schiff, Jr.
------------------------        Director                       December 23, 1997
John J. Schiff, Jr.


*Charles F. Sherman
------------------------        Director                       December 23, 1997
Charles F. Sherman


* John Q. Sherman, II
------------------------        Director                       December 23, 1997
John Q. Sherman, II